Ex. 10.3

SECURITY AGREEMENT

Security Agreement dated June 22nd, 2015 of Lazarus Energy LLC, a Delaware limited liability company (hereinafter referred to as the “Debtor”) in favor of Sovereign Bank (“Lender”).

In consideration of advances, loans, extensions of credit or other financial accommodations, now existing or hereafter made, to or for the account or benefit of the Debtor by Lender, and as an inducement therefor, the Debtor hereby represents, warrants, and agrees as follows:

Section 1

General Information

DEBTOR’S EXACT LEGAL NAME:	Lazarus Energy LLC

STATE OF DEBTOR’S ORGANIZATION:	Delaware

TYPE OF DEBTOR’S ORGANIZATIONAL ENTITY:	Limited Liability Company

DEBTOR’S ORGANIZATIONAL ID NUMBER:	4115011

DEBTOR’S TAXPAYER ID NUMBER:	13-4321870

ADDRESS OF DEBTOR’S PLACE OF BUSINESS:	801 Travis Street, Suite 2100 Houston, Texas 77002

LENDER’S ADDRESS:	17950 Preston Road, Suite 500 Dallas, TX 75252

Section 2

Definitions

Any capitalized term relating to a Collateral definition shall have the meaning accorded thereto in the Uniform Commercial Code (the “Code”), as now enacted and hereinafter amended in the State of Texas.  Any capitalized term used herein but not defined herein shall have the meaning given such term in the Loan Agreement (defined below).

“Agreement” shall mean this Security Agreement as the same may be amended, modified, and supplemented from time to time.

“Collateral” shall mean the following personal property of Debtor, wherever located, and now owned, or hereafter acquired or arising, but in all cases excluding Excluded Collateral:

1.	Chattel Paper, including but not limited to Tangible Chattel Paper and Electronic Chattel Paper;

2.	Deposit Accounts, and all other bank accounts including but not limited to securities accounts if any;

3.	Documents;

4.
General Intangibles, including but not limited to contracts and contract rights (including but not limited to the GEL Transaction Documents and the other Key Agreements) and Payment Intangibles (including but not limited to Payment Intangibles and rights to payment under the GEL Transaction Documents (including but not limited to rights to fees for tank storage services) and the other Key Agreements);

5.	Goods, including but not limited to Equipment, Fixtures, and Accessions;

6.	Instruments, including but not limited to Promissory Notes;

7.	Records;

8.	Investment Property;

9.	Letter-of-Credit Rights and Letters of Credit;

10.	As-Extracted Collateral;

11.	Supporting Obligations;

12.	Commercial Tort Claims;

13.
Governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees (each a “Governmental Approval”);

14.	Records;

15.	Intellectual Property Collateral;

16.
Proceeds of any of the foregoing and, to the extent not otherwise included, all accessions, substitutions, replacements, products, offerings, rents, issues, profits, returns and income of or from any of the foregoing as well as all payments under insurance (whether or not Lender is the loss payee thereof and including without limitation, casualty or hazard insurance and policies of owner’s or mortgagee’s title insurance), or rights of loss payee or endorsee thereof, and escrow agreements, all tax, insurance, security or other deposits, and rights acquired by reason of condemnation or exercise of the power of eminent domain; and

17.	all other property and rights of every kind and description and interests therein.

“Event of Default” shall mean any event referred to in Section 6 of this Agreement.

“Excluded Collateral” means: (a) accounts receivable (but for sake of clarity excluding payment intangibles and rights to receive payments under any GEL Transaction Documents or other Key Agreements); (b) inventory; and (c) any Governmental approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the Liens and terms of this Agreement.

“Intellectual Property Collateral” means all copyrights, all patents and patent applications (including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in-part thereof), all trade names, trademarks and service marks, logos, trademark and service mark registrations (including all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), all inventions, processes, production methods, proprietary information, know-how and trade secrets, all licenses or user or other agreements granted to the Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used (including the licenses or other agreements with respect to any of the foregoing), all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, and all causes of action, claims and warranties now or hereafter owned or acquired by the Debtor in respect of any of the items listed above.

“Loan” shall mean the loan (including all advances made under such loan) evidenced by the Note.

“Loan Agreement” shall mean that certain Loan Agreement dated as of even date herewith among Debtor, Lender and the “Guarantors” identified therein, as the same may be amended, restated, or otherwise modified from time to time.

“Loan Documents” shall mean the Loan Agreement, the Note and all other Loan Documents (as defined in the Loan Agreement).

“Obligations” shall mean the Obligations (as defined in the Loan Agreement), including without limitation, indebtedness evidenced by that certain promissory note of even date herewith executed by Debtor payable to the order of Lender in the principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (as the same may be amended, restated, or otherwise modified from time to time, the “Note”), together with any and all present or future indebtedness, liabilities, and obligations of the Debtor to Lender of any kind and however evidenced, originally contracted with Lender or with another or others, or in which Lender may have or hereafter acquire a participating interest, direct or indirect, matured or not matured, absolute or contingent, and in any and all amendments, extensions, modifications, and renewals of any of the same. The term “Obligations” shall also include, and Debtor hereby agrees to pay, any and all attorneys’ fees, costs, and expenses incurred by Lender in the collection or enforcement of any of the Obligations and the perfection, preservation, and enforcement of its rights and remedies hereunder and its security interest in the Collateral.

Section 3

Security Interest

As collateral security for the prompt and unconditional payment and performance of the Obligations, the Debtor hereby pledges, hypothecates, assigns, collaterally assigns, charges, mortgages, delivers, and transfers to Lender, and hereby grants to Lender a lien and security interest in, all of the Debtor’s right, title, and interest in and to the Collateral. The Debtor does further grant to Lender a continuing lien and security interest upon all of the Debtor’s money and any other property and the proceeds thereof, now or hereafter actually or constructively held or received by Lender for any purpose, including but not limited to, collection, custody, pledge, and transmission.  For sake of clarity and without limiting the generality of the foregoing grants, the foregoing grants include a collateral assignment of all of the GEL Transaction Documents and the other Key Agreements, including without limitation, all present or future crude oil marketing agreements or similar arrangements providing for the marketing, storage, processing, purchase and sale of crude oil or other products at or with respect to the Nixon Refinery or the site on which it is located.

Anything herein to the contrary notwithstanding:  (a) the Debtor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed; (b) the exercise by Lender of any of its rights hereunder will not release Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and (c) Lender will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Notwithstanding anything to the contrary contained herein or any of the other Loan Documents, if at any time all or any part of any payment theretofore applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of Debtor or any other Person), such Obligations shall, for purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by Lender or any termination agreement or release provided to Debtor, and this Agreement (including the grants in Section 3) shall continue to be effective or reinstated, as the case may be, as to such Obligations, all as though such application by Lender had not been made.

Section 4

Representations and Warranties

In order to induce Lender to enter into the Loan Agreement and make the Loan thereunder, Debtor represents and warrants to Lender as set forth below as of the date hereof and on each date that the Loan or any advance is disbursed pursuant to the Loan Agreement:

A. The information relating to the Debtor set forth in Section 1 of this Agreement is accurate and complete. The Debtor is duly organized, validly existing, and in good standing under the laws of each jurisdiction in which it transacts business and has the power, authority, and legal right to enter into this Agreement and to grant to Lender the security interest in the Collateral. The execution, delivery, and performance of this Agreement and any instruments or documents executed and delivered by the Debtor herewith, and the grant of the security interest in the Collateral to Lender pursuant to the terms hereof, are not in contravention of law or the terms of the Debtor’s organizational and governing documents, including but without limitation, Articles of Incorporation, Articles of Association, Partnership Agreement, Articles of Organization, By-Laws, Operating Agreement, Regulations or any indenture, contract, or agreement to which the Debtor is a party or by which it is bound. This Agreement, when executed and delivered, will constitute a legal, authorized, valid, and binding obligation of the Debtor enforceable in accordance with its terms.

B. The Debtor is the sole owner of the Collateral, free of any liens, security interests, claims, or other encumbrances of any kind except as granted herein.

C. All Equipment is in good working order.

D. There are no actions, proceedings, or investigations pending or threatened against the Debtor, and there are no judgments, federal or state tax liens or other liens, security interests (except as disclosed herein and in the Loan Documents) or encumbrances against the Debtor, or any of its assets.

E. All financial statements and other documents provided to Lender by the Debtor, or its representatives are true and correct and fairly and accurately represent the financial condition of the Debtor and if applicable, its shareholders, members, partners, managers, directors, and/or officers.

F. All Collateral is to be used, acquired, and/or held for business purposes. Additionally, the proceeds of the Loan shall be used strictly for business purposes. The lending transaction evidenced by the Note is not a “consumer-goods transaction”, as that term is used or defined in the Code.

G. All of the representations and warranties made by Debtor in the Loan Agreement or in any other Loan Document are true and correct in all respects as if such representations and warranties were incorporated herein in their entirety and made by Debtor.  The representations and warranties made by Debtor in this Agreement shall survive the execution and delivery of this Agreement.

Section 5

Debtor’s Covenants

Debtor covenants and agrees that, until the date that all Obligations are indefeasibly paid in full all commitments of Lender to advance or disburse funds under the Loan Documents have terminated or expired (the “Termination Date”), Debtor shall perform, comply with and be bound by the obligations set forth below:

A. Pay and perform or cause to be paid and performed all the Obligations according to their terms;

B. Maintain business records relating to the Collateral satisfactory to Lender and, where appropriate, shall note thereon the security interest of Lender;

C. The Debtor shall keep such business records at its chief executive office and will permit Lender (and RBS at its request) access thereto at all reasonable times for the purposes of inspection, audit, examination, verification, extracting, copying, and such other purposes as Lender may require. Any such inspection, audit, examination, verification, extracting, and copying shall be at the Debtor’s expense;

D. Promptly deliver to Lender at its request such lists, schedules, invoices, receipts, original documents, and other information relating to the Collateral;

E. Promptly notify Lender of (i) any material loss or damage to the Collateral, and (ii) the occurrence of any event which could adversely affect the security interest of Lender in the Collateral;

F. Not change its name, trade style, the location of its chief executive office, its state of organization, its organizational ID number, corporate or organizational structure or where any of the Collateral is kept without the prior written consent of Lender;

G. At its own expense keep the Collateral free of all liens (except as disclosed herein and in the Loan Documents) and encumbrances except (i) the security interest of Lender, and (ii) liens arising in connection with taxes or other governmental charges or assessments which are contested in good faith by appropriate proceedings;

H. Maintain the Collateral in compliance with any applicable law, statute, ordinance, regulation or administrative order;

I. Not sell, transfer, or otherwise dispose of the Collateral or any interest therein (except sales of Inventory to buyers in the ordinary course of its business);

J. Insure the Collateral at all times against all hazards, including but not limited to, fire, windstorm, lightning, vandalism, malicious mischief, and such other hazards as identified in the Conditional Commitment, and such policies shall be payable to Lender as its interest may appear. The policies of insurance shall be satisfactory to Lender as to form and insurer. The policies of insurance shall be in an amount equal to greater of the full replacement cost of the Collateral or the outstanding principal amount of the Loan. Debtor shall furnish certificates, policies, or endorsements to Lender as proof of such insurance, and if Debtor fails to do so Lender is authorized but not required to obtain such insurance at Debtor’s expense. All policies shall provide for at least thirty (30) days prior written notice of cancellation to Lender and shall provide that coverage as to Lender will not be affected by any act or omission of Debtor. Lender may act and is hereby appointed to act as attorney-in-fact for Debtor in making, adjusting, and settling any claims under any such insurance policies (and such appointment is coupled with an interest). Debtor assigns to Lender all of its right, title, and interest in and to any insurance policies insuring the Collateral, including all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Lender and authorizes Lender to endorse Debtor’s name on any instrument for such payment. Lender shall be named as “loss payee” on all policies of insurance regarding the Collateral.  Any liability insurance policy of Debtor shall name Lender as an additional insured.

K. At Debtor’s expense, as Lender may request, place notices upon the Collateral or such portion thereof or in or about designated areas where the Collateral may be kept or used indicating the security interest of Lender herein;

L. Be liable to Lender for any expenditures by Lender for the maintenance and preservation of the Collateral, including without limitation, taxes, levies, insurance, and repairs, attorney’s fees and expenses, accountant’s fees and expenses, and for the collection, repossession, holding, preparation, and sale or other disposition of or realization upon the Collateral. Debtor will also be liable to Lender for all damages for breach of warranty, misrepresentation, or breach of covenant by Debtor. All such liabilities shall be secured by the security interest granted herein, and shall be payable upon demand;

M. Not, without Lender’s prior written consent, (i) sell, lease, pledge, encumber (except by purchase money lien on property acquired after the date of the Note), or otherwise dispose of any of Debtor’s assets, except in the ordinary course of business (ii) purchase, lease, or otherwise acquire any assets (or commit to do so) other than current assets or assets acquired in the ordinary course of business; or (iii) declare or pay any dividends (except stock dividends), or return any capital to any of its stockholders, or redeem, repurchase, or otherwise acquire any of its outstanding capital stock; or (iv) become a party to any consolidation, merger, liquidation, or dissolution; and

N. Cooperate with Lender in obtaining a control agreement and such other documents required by Lender, in form and substance satisfactory to Lender, to establish, protect, preserve and perfect on a first priority basis an security interest in deposit accounts, investment property, letter-of-credit rights, electronic chattel paper, commercial tort claims or all other Collateral (other than Excluded Collateral).

O. Debtor shall warrant and defend the right and title herein granted unto Lender in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  Debtor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Lender may request, in order to perfect, preserve, control and protect any security interest, Lien or other interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Debtor agrees that, upon the acquisition after the date hereof by Debtor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to promptly notify Lender of such acquisition and to take such actions with respect to such Collateral or any part thereof as required by the Loan Documents or requested by Lender. Without limiting the generality of the foregoing, Debtor will

1. file (and hereby authorize Lender to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or that Lender may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to Lender hereby;

2. deliver to Lender and at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis, at the request of Lender, all Investment Property constituting Collateral, all distributions with respect thereto, and all interest and principal with respect to any promissory notes, and all Proceeds and rights from time to time received by or distributable to Debtor in respect of any of the foregoing Collateral;

3. not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as acceptable to Lender;

4. furnish to Lender, from time to time at Lender’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail; and

5. do all things reasonably requested by Lender in accordance with this Agreement in order to enable Lender to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

With respect to the foregoing and the grant of the security interest and Lien hereunder, Debtor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, and other similar documents necessary or desirable in the opinion of Lender with respect to or describing all or any part of the Collateral or otherwise to perfect, establish, protect or maintain the perfection of Lender’s security interest in the Collateral or any portion thereof; and to make all relevant filings with the United States Patent and Trademark Office or the United States Copyright Office in respect of the Intellectual Property Collateral.  Debtor agrees that a carbon, photographic or other reproduction of this Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Legal Requirements.  Debtor hereby authorizes the Lender to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Agreement.  The authorizations contained in this clause O shall be irrevocable and continuing until the Termination Date.

Section 6

Event of Default

Any Event of Default (as defined in the Loan Agreement) shall constitute an Event of Default hereunder.

Section 7

Rights and Remedies of Lender

A. In addition to the rights and remedies granted to Lender herein, Lender shall at all times have the rights and remedies of a secured party under the Code.

B. On and after the occurrence of an Event of Default, Lender may do all or any of the following:

1. Declare all or any part of the Obligations due and payable.

2. Enter the premises of the Debtor and take custody of or remove the Collateral, without judicial process or the responsibility to post a bond or other financial undertaking.

3. Require the Debtor to assemble the Collateral, and make it available to Lender at the Debtor’s premises or at any other location selected by Lender, where it will remain at the Debtor’s expense pending sale or other disposition. Lender may take possession of, remove, or otherwise deal with the Collateral for any purpose including putting the Collateral in saleable form.

4. Dispose of all or any part of the Collateral in such manner and upon such terms as Lender, in its sole discretion, shall determine. If notice of sale or disposition of Collateral is required, ten (10) days’ notice to the Debtor of any intended sale or other disposition of the Collateral shall be deemed to be reasonable. Lender shall have the right to purchase the Collateral.

5. Endorse any note, draft, check, or other instrument for the payment of money and any other invoice, assignment, verification, notice, or other document with respect to the Collateral, as the attorney-in-fact for the Debtor with full power of substitution.

6. Accept and receive payment of, receipt for, or settle, compromise, or adjust any claim, suit, action, or proceeding with respect to the Collateral and give discharge, release, or full or partial acquittance therefor.

7. Defend any suit, action, or proceeding against the Debtor concerning the Collateral.

C. The Debtor shall reimburse Lender for any and all costs and expenses, including but not limited to reasonable attorneys’ fees, incurred by Lender in preserving the Collateral or the security interest; enforcing, collecting, or realizing upon the Obligations or the Collateral; and performing the Debtor’s obligations hereunder, which Lender is hereby authorized to do.

D. Lender shall be under no obligation or liability to any party for the performance or observance of any of the representations, warranties, conditions, or terms of any document relating to the Collateral.

E. Lender shall be under no duty to protect the Collateral from deterioration, waste or loss by fire, theft or otherwise unless such deterioration, waste or loss be caused by the willful act of the Lender. Debtor expressly waives any duty on the part of the Lender to protect the Collateral from deterioration, waste or loss except for the willful acts of the Lender.

F. Lender may, without notice, demand, or presentment, which are hereby waived by Debtor and all other parties obligated in any manner whatsoever on the Obligations, declare the entire unpaid balance of the Obligations immediately due and payable, and upon such declaration, the entire unpaid balance of the Obligations shall be immediately due and payable. Debtor hereby waives all notices allowed by law, including without limitation, demand, presentment, notice of dishonor, protest, notice of intent to accelerate maturity and notice of acceleration in connection with this Agreement, any note or other document.

G. Lender may seize all books and records of Debtor pertaining to the Collateral. Lender shall have the authority to enter upon any real property or improvements thereon in order to seize any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

H. Lender may apply proceeds of the disposition of Collateral to the Obligations in any manner elected by Lender and permitted by the Code. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys’ fees and legal expenses incurred by Lender.

I. Lender may, under Legal Requirements, proceed to realize its benefits under any of this Agreement or the other Loan Documents giving any secured party a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Agreement.  If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Debtor or any other obligor or any other Person, whether because of any Legal Requirements pertaining to “election of remedies” or the like, Debtor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that Debtor might otherwise have had but for such action by Lender.

J. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, (i) if such Collateral is accorded treatment substantially equal to that which the Lender accords its own personal property; or (ii) if it takes such action for that purpose as Debtor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

Section 8

Miscellaneous

A. All representations and warranties made herein or in any of the Loan Documents shall be continuous.

B. Debtor agrees that from time to time, without presentment, notice or demand, and without affecting or impairing in any way the rights of Lender with respect to the Collateral, Debtor’s obligations hereunder, or the Obligations, Lender may, but shall not be obligated to, take any action which Debtor is obligated to do and to exercise such rights and powers as Debtor might exercise with respect to the Collateral.

C. For so long as any Event of Default exists, Debtor hereby irrevocably appoints Lender as its attorney-in-fact to exercise the following rights and powers: (i) collect by legal proceedings or otherwise and indorse, receive and receipt for all dividends, interest, payments, proceeds, and other sums and property now or hereafter payable on or on account of the Collateral; (ii) enter into any extension, reorganization, deposit, merger, consolidation, or other agreement pertaining to, or deposit, surrender, accept, hold, or apply other property in exchange for the Collateral; (iii) insure, process and preserve the Collateral; make, adjust and settle any claims under any insurance on the Collateral; (iv) transfer the Collateral to its own or its nominees’ name; (v) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (vi) notify any account debtor on any Collateral to make payment directly to Lender; and (vii) sign and file a financing statement describing any liens held by Lender in any applicable jurisdiction, on behalf of Debtor if required. Lender shall incur no liability to Debtor or any third party for acting hereunder or for failure to act hereunder.

D. No provision hereof may be amended, modified, waived, or supplemented, except by a writing signed by the party to be charged thereby. No waiver by Lender of any Default shall be a waiver of any other Event of Default.

E. All rights and remedies of Lender shall be cumulative and may be exercised at such times and in such order as Lender determines, and no delay or omission in exercising or enforcing any such right or remedy shall be a waiver thereof or preclude the exercise or enforcement thereof at a later time.

F. This Agreement and the interests granted to Lender hereunder shall in all respects include a continuing, absolute, unconditional and irrevocable grant of security interest, and this Agreement and such interests shall remain in full force and effect until terminated in writing by Lender.

G. This Agreement shall be binding upon and shall be for the benefit of the parties hereto and their executors, heirs, successors, and assigns, as the case may be; provided that Debtor may not assign any of its obligations hereunder or under any other Loan Document without the prior written consent of Lender.

H. Except as expressly provided to the contrary herein, each section, part, term, or provision of this Agreement shall be considered severable, and if for any reason any section, part, term, or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or governmental agency having valid jurisdiction, such determination shall not impair the operation of or have any other effect on other sections, parts, terms, or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms, or provisions shall not be deemed to be a part of this Agreement.

I. Any notice required hereunder or under applicable law shall be in writing and shall be deemed effective if either (1) hand delivered, (2) sent by certified mail, return receipt requested, postage prepaid, or (3) sent by overnight courier. All notices sent by U.S. mail and addressed as shown in Section 1 of this Agreement shall be deemed received on the earlier of (i) the third day (excluding Sundays and legal holidays when the U.S. mail is not delivered) immediately following date of deposit in the U.S. mail or (ii) the date of actual receipt. All notices which are hand delivered or sent by overnight courier shall be deemed received on the day of delivery to the address shown in Section 1 of this Agreement.

J. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

K. This Agreement shalt be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law, and venue for any action hereunder shall be in Dallas County, Texas.

L. DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth above.

DEBTOR:

Lazarus Energy LLC,

a Delaware limited liability company

By: Blue Dolphin Energy Company, a Delaware corporation, its sole member

By:               /s/ JONATHAN PITTS CARROLL, SR.
Name: Jonathan Pitts Carroll, Sr.
Title:  President

LENDER:

Sovereign Bank

By:            /s/ KATHRYN WALKER
Name:                      Kathryn Walker
Title:                       Senior Vice President